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                                                                   EXHIBIT 10.32

                              CONSULTING AGREEMENT
                              --------------------

          THIS CONSULTING AGREEMENT, dated as of March 28, 1997, is by and between McKESSON CORPORATION, a Delaware Corporation, with its principal office at One Post Street, San Francisco, California (the "Company") and
(           ).

                                R E C I T A L S
                                - - - - - - - -

          A. currently holds the positions of Chairman and Chief Executive Officer of Company;


          B.   Company and              now desire to alter their relationship
to allow                to (i) relinquish the position of Chief Executive
Officer, (ii) retire as an executive officer and employee of Company, but (iii) continue to serve Company in the capacity of non-executive Chairman.


          C.   The Company recognizes the value of                services and
has determined that it is in its best interests that, upon his retirement, be available to provide such consulting and advisory services to Company
as may be requested by Company from time to time, and              is willing
to make such services available to Company, on the terms and conditions hereinafter set forth.


          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:


          1.   Engagement.  Subject to the terms and conditions of this
               ----------
Agreement, the Company agrees to retain              and              agrees to
serve the Company for the period stated in Paragraph 2 hereof.


          2.   Term and Duties.  (a)  The period of                engagement
               ---------------
pursuant to this Agreement shall commence on July 1, 1997 and continue until July 31, 1998, (the "Term") provided, however, that prior to April 1, 1998 the
                            --------- -------
parties may agree to extend the Term by mutual agreement.


          (b) During the Term,              agrees to continue to serve (i) as a
member of the Board of Directors of Company, and (ii) at the pleasure of the Board of Directors, as Chairman of the Board of Directors of Company, and shall render to Company such consulting
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and advisory services and perform such special assignments in connection with the business of Company as may be requested from time to time by the Board of Directors or the Chief Executive Officer of Company (the "Services"). Company
and              agree that the performance of the Services by              is
intended to require approximately twenty-five percent (25%) of
normal business hours (assuming full-time employment) and               agrees
and undertakes to devote such amount of time to the performance of the Services.


          3.   Compensation and Reimbursements of Expenses
               -------------------------------------------


          (a)  Compensation.  During the Term,              shall be paid an
               ------------
annual retainer of Two Hundred Fifty Thousand Dollars ($ 250,000.00) in equal
quarterly installments in advance.               shall also be considered for an
additional payment following the conclusion of Company's fiscal year ending March 30, 1998, which payment will be calculated on the same basis as if had continued to participate in Company's Management Incentive Plan with a target bonus of sixty percent (60%) of his annual retainer.


          (b)  Reimbursement of Expenses.  The Company shall pay or reimburse
               --------------------------
        , in accordance with its normal policies and practices, for all
reasonable and documented travel and other expenses incurred by              in
performing the services contemplated by this Agreement.  Company further agrees
to furnish              with such assistance and accommodations as shall be
suitable to the character of           position with the Company and adequate
for the performance of his duties hereunder including, but not limited to, office space, secretarial support, suitable transportation and membership in various luncheon clubs.


          (c)  Other Benefits. Nothing contained in this Agreement shall affect
               --------------
the benefits available now or in the future to              as a retired
employee or as a director of the Company;  provided, however, that so long as
                                           --------  -------
            is receiving payments pursuant to Paragraph 3(a) above, he shall not receive a retainer or fees for service as a non-employee director of the Company.


          4.   Payments Upon Disability or Death.
               ---------------------------------


          (a)  If              shall be prevented during the term of this
Agreement from properly performing services hereunder by reason of illness or other physical or mental incapacity (as determined by the Company in the exercise of its reasonable judgment), the Company shall continue to pay
during the period of his disability; provided, however, that if              is
                                     --------  -------
disabled for a continuous period exceeding three (3) calendar months, then all of the Company's obligations hereunder shall cease and terminate.
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          (b)  In the event of the death of              during the term of this
Agreement, all of Company's obligations hereunder shall cease and terminate.


          5.   Conflict of Interest.  Nothing contained in this Agreement shall
               --------------------
be deemed to preclude              from engaging in other professional endeavors
or employment not inconsistent with the terms of this Agreement.
hereby represents that he is not, nor during the Term will he become, bound by any agreements, commitments or obligations, nor involved with any professional endeavors, which restrict or may restrict his ability to perform the Services.
              shall adhere to the conflict of interest policy promulgated by Company and shall direct to Company any business opportunities in the fields in which Company or its direct or indirect subsidiaries ("Affiliates") operate.


          6.   Independent Contractor.  It is expressly understood and agreed
               ----------------------
that, in rendering the Services,              is an independent contractor and
is not an employee or agent of Company and shall have sole discretion to determine the time, manner and other details of rendering the Services. Company shall not have the right to control the manner and detail of the performance of the Services and, subject to such regulations as Company may from time to time
promulgate,              shall exercise independent judgment as to such
performance.               shall be responsible for all federal, state and
local taxes of every kind in connection with payments hereunder, provided that Company may withhold such amounts if and as required by any applicable taxing authority.


          7.   Non-Competition and Non-Solicitation.                 covenants
               ------------------------------------
and agrees that during the Term and for a period of two years following the termination of this Agreement, he will not directly or indirectly without the prior written approval of Company:


          (a) consult with, advise or otherwise participate, render services to or engage in any business similar to, or which competes with, the business now or then being conducted by Company or any of its Affiliates, or have any interest (other than an interest of 1% or less of the stock of a publicly traded corporation) or involvement in any such business, whether as an agent, employee, advisor, creditor, proprietor, partner, stockholder, officer, director or otherwise;

          (b) solicit from any present or past customer, client or vendor of Company or any of its Affiliates any business similar to that now or then being conducted by Company or any of its Affiliates;


          (c) request or advise any present or future customer, client or vendor of Company or any of its Affiliates to withdraw, curtail or cancel its business dealings with Company or any of its Affiliates; or
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          (d)  solicit, suggest or encourage any present or future employee of
Company or any of its Affiliates to leave such employ for any reason whatsoever.


          Should any portion of this Section 7 be deemed unenforceable because of its scope, duration or territory, and only in such event, then the parties consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable in such jurisdiction by a court of competent jurisdiction after exhaustion of all appeals, to give this Section 7 its maximum permissible scope, duration and territory. It is hereby agreed that each breach of this Section 7 is a distinct and material breach of this Agreement and that solely a monetary remedy will be inadequate, impractical and extremely difficult to prove, and that each such breach will cause Company irreparable harm. It is further agreed that, in addition to any and all remedies available at law or equity (including monetary damages and Company's right to cease payments under this Agreement), Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Section 7 without the necessity of proving actual damages. Company may pursue any of the remedies described in this Section 7 concurrently or consecutively in any order as to any such breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any of the other of such remedies.


          8.   Notices.  All notices given or made pursuant hereto shall be in
               -------
writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested), Federal Express or equivalent courier service (by next day service), or facsimile transmission to the parties at the following addresses:

               To              at his home address shown in the records of
Company.

               To Company at:       McKesson Corporation

                         1 Post Street

                         San Francisco, CA 94104

                         Attention: General Counsel

                         Telecopier No. (415) 983-8826


or to such other address as shall be furnished by either party by like notice to the other. Such notice or communication shall be deemed to have been given or made (i) if personally delivered, on the date so delivered, (ii) if sent by registered or certified mail, on the third business day after mailing, (iii) if sent by Federal Express or equivalent courier service, on the next business day following delivery to the courier service within its business hours provided for next day delivery, or (iv) if sent by facsimile transmission, on the date of confirmation.
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          9.   General Provisions.
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          (a)  This Agreement shall be binding upon the parties hereto, their heirs, personal representatives, successors, transferees and assigns; provided
that              may not assign any of his rights, duties, or obligations
hereunder.


          (b)  This Agreement contains the entire agreement between the parties
in respect of the consulting engagement of              by Company.  This
Agreement supersedes and replaces all prior oral and written agreements, understandings, commitments, and practices between the parties.


          (c)  This Agreement may not be amended or modified except by a
written instrument executed by              and Company.


          (d) This Agreement shall be governed by, and interpreted and enforced in accordance with, the substantive laws of the State of California.


          (e) No waiver of any of the provisions of this Agreement shall constitute a continuing waiver of such provision or a waiver of any other provision hereof. No waiver shall be binding unless executed in writing by the party making the waiver.


          In witness whereof, the parties have executed this Consulting Agreement as of the date first above written.



                                         McKesson Corporation

                                         A Delaware Corporation

                                         by _____________________

     Attest:                                      Vice President

     ____________________________
     Secretary                           _________________________



     By the Authority of

     the Board of Directors

     of McKesson Corporation

     on ____________, 1997.